    As filed with the Securities and Exchange Commission on August 17, 2000
                                                Registration No. 333-39176
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ________________________

                          AMENDMENT NO. 1 TO FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ________________________

                       XM Satellite Radio Holdings Inc.
            (Exact name of registrant as specified in its charter)

          Delaware                     4899                   54-1878819
  (State of Incorporation)  (Primary Standard Industrial   (I.R.S. Employer
                            Classification Code Number)   Identification No.)

                           _______________________

                           1500 Eckington Place, NE
                             Washington, DC 20002
                                (202) 380-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           ________________________

                              Joseph M. Titlebaum
                    Senior Vice President, General Counsel
                                 and Secretary
                       XM Satellite Radio Holdings Inc.
                           1500 Eckington Place, NE
                             Washington, DC 20002
                                (202) 380-4000
           (Name, address, including zip code, and telephone number,
            including area code, of registrant's agent for service)

                           ________________________

                                  Copies to:
                            Steven M. Kaufman, Esq.
                            Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                            Washington, D.C. 20004
                                (202) 637-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as defined below), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                      Explanatory Note to Amendment No. 1

     This Amendment No. 1 to the XM Satellite Radio Holdings Inc. Registration Statement on Form S-1 has been filed solely for the purpose of filing certain exhibits to the Registration Statement.

                                    Part II
                    Information Not Required in Prospectus

Item 16.   Exhibits and Financial Statement Schedules.

  (a) Exhibits.

 Exhibit
 -------
   No.                                                  Description
 -----     -------------------------------------------------------------------------------------------------------
 3.1/\     Restated Certificate of Incorporation of XM Satellite Radio Holdings Inc.

 3.2/\     Restated Bylaws of XM Satellite Radio Holdings Inc.

 4.1/\     Form of Certificate for our Class A common stock (incorporated by reference to Exhibit 3 to the XM
           Satellite Radio Holdings Inc. Registration Statement on Form 8-A, filed with the SEC on
           September 23, 1999).

 4.2/\/\   Form of Certificate for our 8.25% Series B Convertible Redeemable Preferred Stock.

 4.3       Certificate of Designation Establishing the Voting Powers, Designations, Preferences, Limitations,
           Restrictions and Relative Rights of 8.25% Series B Convertible Redeemable Preferred Stock
           due 2012 (incorporated by reference to the Registrant's Annual Report on Form 10-K, filed with the SEC on March 16, 2000).

 4.4       Warrant to purchase shares of XM Satellite Radio Holdings Inc.'s Class A common stock, dated February
           9, 2000, issued to Sony Electronics, Inc. (incorporated by reference to the Registrant's Quarterly
           Report on Form 10-Q, filed with the SEC on May 12, 2000).

 4.5       Warrant Agreement, dated March 15, 2000, between XM Satellite Radio Holdings Inc. as Issuer and United
           States Trust Company of New York as Warrant Agent.

 4.6       Warrant Registration Rights Agreement, dated March 15, 2000, between XM Satellite Radio Holdings Inc.
           and Bear, Stearns & Co. Inc., Donaldson, Lufkin and Jenrette Securities Corporation, Salomon Smith
           Barney Inc. and Lehman Brothers Inc.

 4.7       Form of Warrant.

 4.8       Certificate of Designation Establishing the Powers, Preferences, Rights, Qualifications, Limitations
           and Restrictions of the 8.25% Series C Convertible Redeemable Preferred Stock due 2012.

 4.9+      Form of Certificate for our 8.25% Series C Convertible Redeemable Preferred Stock.

 5.1+      Opinion of Hogan & Hartson L.L.P. concerning the legality of the warrants and underlying common stock.

10.1       Amended and Restated Shareholders' Agreement, dated as of August 8, 2000, by and among XM Satellite
           Radio Holdings Inc., Motient Corporation, Baron Asset Fund, Baron iOpportunity Fund, Baron Capital
           Asset Fund, Clear Channel Investments, Inc., Columbia XM Radio Partners, LLC, Columbia Capital Equity
           Partners III (QP), L.P., Columbia XM Satellite Partners III, LLC, DIRECTV Enterprises, Inc., General
           Motors Corporation, Madison Dearborn Capital Partners III, L.P., Special Advisors Fund I, LLC, Madison
           Dearborn Special Equity III, L.P., American Honda Motor Co., Inc. and Telcom-XM Investors, L.L.C.

10.2       Amended and Restated Registration Rights Agreement, dated as of August 8, 2000, by and among XM
           Satellite Radio Holdings Inc., Motient Corporation, Baron Asset Fund, Baron iOpportunity Fund, Baron

           Capital Asset Fund, Clear Channel Investments, Inc.,Columbia XM Radio Partners, LLC, Columbia Capital
           Equity Partners III (QP), L.P., Columbia XM Satellite Partners III, LLC, DIRECTV Enterprises, Inc.,
           General Motors Corporation, Madison Dearborn Capital Partners III, L.P., Special Advisors Fund I, LLC,
           Madison Dearborn Special Equity III, L.P., American Honda Motor Co., Inc. and Telcom-XM Investors,
           L.L.C.

10.3/\     Note Purchase Agreement, dated June 7, 1999, by and between XM Satellite Radio Holdings Inc.,
           XM Satellite Radio Inc., Clear Channel Communications, Inc., DIRECTV Enterprises, Inc.,
           General Motors Corporation, Telcom-XM Investors, L.L.C., Columbia XM Radio Partners, LLC,
           Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., and
           Special Advisors Fund I, LLC (including form of Series A subordinated convertible note of XM
           Satellite Radio Holdings Inc. attached as Exhibit A thereto).

10.4/\*    Technology Licensing Agreement by and among XM Satellite Radio Inc., XM Satellite Radio
           Holdings Inc., WorldSpace Management Corporation and American Mobile Satellite Corporation,
           dated as of January 1, 1998, amended by Amendment No. 1 to Technology Licensing Agreement,
           dated June 7, 1999.

10.5/\*    Technical Services Agreement between XM Satellite Radio Holdings Inc. and American Mobile
           Satellite Corporation, dated as of January 1, 1998, as amended by Amendment No. 1 to Technical
           Services Agreement, dated June 7, 1998.

10.6/\*    Satellite Purchase Contract for In-Orbit Delivery, by and between XM Satellite Radio Inc. and
           Hughes Space and Communications International Inc., dated July 21, 1999.

10.7/\*    Amended and Restated Agreement by and between XM Satellite Radio, Inc and STMicroelectronics
           Srl, dated September 27, 1999.

10.8/\*    Distribution Agreement, dated June 7, 1999, between OnStar, a division of General Motors
           Corporation, and XM Satellite Radio Inc.

10.9/\*    Operational Assistance Agreement, dated as of June 7, 1999, between XM Satellite Radio Inc. and
           DIRECTV, INC.

10.10/\*   Operational Assistance Agreement, dated as of June 7, 1999, between XM Satellite Radio Inc. and
           Clear Channel Communication, Inc.

10.11/\*   Operational Assistance Agreement, dated as of June 7, 1999, between XM Satellite Radio Inc. and
           TCM, LLC.

10.12/\    Agreement, dated as of July 16, 1999 between XM Satellite Radio Holdings Inc. and Gary Parsons.

10.13/\    Employment Agreement, dated as of June 1, 1998, between XM Satellite Radio Holdings Inc. and
           Hugh Panero.

10.14/\    Letter Agreement with Lee Abrams dated May 22, 1998.

10.15/\    Letter Agreement with Stelios Patsiokas dated September 14, 1998

10.16/\    Letter Agreement with Heinz Stubblefield dated May 22, 1998.

10.17/\    Form of Indemnification Agreement between XM Satellite Radio Holdings Inc. and each of its directors and executive officers.

10.18/\    1998 Shares Award Plan (incorporated by reference to the Registrant's Registration Statement on Form
           S-8, File No. 333-92049).

10.19/\    Form of Employee Non-Qualified Stock Option Agreement.

10.20/\    Firm Fixed Price Contract #001 between XM Satellite Radio Inc. and the Fraunhofer Gesellschaft
           zur Foderung Der angewandten Forschung e.V., dated July 16, 1999.

10.21/\*   Contract for Engineering and Construction of Terrestrial Repeater Network System by and between
           XM Satellite Radio Inc. and LCC International, Inc., dated August 18, 1999.

10.22      Employee Stock Purchase Plan (Incorporated by reference to the Registrant's Registration Statement on Form S-8, File No. 333-92049).

10.23/\    Non-Qualified Stock Option Agreement between Gary Parsons and XM Satellite Radio Holdings
           Inc., dated July 16, 1999.

10.24/\    Non-Qualified Stock Option Agreement between Hugh Panero and XM Satellite Radio Holdings
           Inc., dated July 1, 1998, as amended.

10.25/\    Form of Director Non-Qualified Stock Option Agreement.

10.26/\    Lease between Consortium One Eckington, L.L.C. and XM Satellite Radio Inc., dated September 29,
           1999.

10.27/\/\  Letter Agreement with Stephen Cook dated January 12, 1999.

10.28*     Contract for the Design, Development and Purchase of Terrestrial Repeater Equipment by and
           between XM Satellite Radio Inc. and Hughes Electronics Corporation, dated February 14, 2000
           (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended
           December 31, 1999, filed with the SEC on March 16, 2000).

10.29*     Joint Development Agreement, dated February 16, 2000, between XM Satellite Radio Inc. and Sirius
           Satellite Radio Inc. (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2000).

21.1++     Subsidiaries of XM Satellite Radio Holdings Inc.

23.1++     Consent of KPMG LLP.

23.2       Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

27.1++     Financial Data Schedule.


----------------

/\ Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 333-83619.
/\/\ Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 333-93529.
* Pursuant to the Commission's Orders Granting Confidential Treatment under Rule 406 of the Securities Act of 1933 or Rule 24(b)-2 under the Securities Exchange Act of 1934, certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text.
+     To be filed.
++    Previously filed.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on August 17, 2000.

                              XM SATELLITE RADIO HOLDINGS INC.


                              By:       *
                                 -------------------------------
                                 Hugh Panero
                                 President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                            Title                                        Date
---------                            -----                                        ----
       *                             President, Chief Executive Officer and       August 17, 2000
--------------------------           Director (Principal Executive Officer)
Hugh Panero


       *                             Senior Vice President, Chief Financial
--------------------------           Officer (Principal Financial and             August 17, 2000
Heinz Stubblefield                   Accounting Officer)


       *
--------------------------           Chairman of the Board of Directors           August 17, 2000
Gary M. Parsons


       *                             Director                                     August 17, 2000
--------------------------
Nathaniel A. Davis


       *                             Director                                     August 17, 2000
--------------------------
Thomas J. Donohue


       *                             Director                                     August 17, 2000
--------------------------
Randall T. Mays


       *                             Director                                     August 17, 2000
--------------------------
Randy S. Segal


       *                             Director                                     August 17, 2000
--------------------------
Jack Shaw


       *                             Director                                     August 17, 2000
--------------------------
Dr. Rajendra Singh


       *                             Director                                     August 17, 2000
--------------------------
Ronald L. Zarrella

*By:    /s/ Joseph M. Titlebaum
        Joseph M. Titlebaum
        Attorney-in-Fact